Exhibit 10.68

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”) is dated as of June 19, 2009, by and between Cytori Therapeutics, Inc., a Delaware corporation (the “Company”), and Seaside 88, LP, a Florida limited partnership (such investor, including its successors and assigns, “Seaside”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to Seaside, and Seaside desires to purchase from the Company, up to 7,150,000 shares of Common Stock on the Closing Dates;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Seaside agree as follows:

ARTICLE I

DEFINITIONS

1.1           Definitions

.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

“10-Day VWAP” means the daily volume weighted average of actual trading prices measured in hundredths of cents of the Common Stock of the Company on the Trading Market for the ten consecutive Trading Days immediately prior to a Subsequent Closing Date.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144.

“Closing” means the Initial Closing and each Subsequent Closing.

“Closing Dates” means the Initial Closing Date and each Subsequent Closing Date.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any securities into which such common stock may hereafter be reclassified.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means DLA Piper LLP (US), or other counsel (including in-house counsel) reasonably acceptable to Seaside.

“DTC” means the Depository Trust Company.

“DWAC” means DTC’s Deposit Withdrawal Agent Commission system.

“Disclosure Schedules” means the disclosure schedules of the Company delivered concurrently herewith, as updated by the Company from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Floor” shall mean $2.50 (as the same may be proportionately adjusted in respect of any stock split, stock dividend, combination, recapitalization or the like with respect to the Common Stock).

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Initial Closing” means the closing of the purchase and sale of the Common Stock pursuant to Section 2.1.

“Initial Closing Date” means June 22, 2009 or such later date when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) Seaside’s obligations to purchase the Shares and (ii) the Company’s obligations to issue and deliver the Shares have been satisfied or waived.

“Initial Per Share Purchase Price” shall be an amount equal to the daily volume weighted average of actual trading prices measured in hundredths of cents of the Common Stock of the Company on the Trading Market for the one trading day immediately prior to the Initial Closing Date multiplied by 0.87.

“Intellectual Property” shall have the meaning ascribed to such term in Section 3.1(r).

“Lien” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.1(b).

“Per Share Purchase Price” shall be an amount equal to the 10-Day VWAP multiplied by 0.87.

“Permits” shall have the meaning ascribed to such term in Section 3.1(s).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Prospectus Supplement” means the supplement or supplements to the base prospectus contained in the Registration Statement to be filed in connection with the sale to Seaside, and, to the extent that it is deemed an underwriter under the Securities Act, the resale by Seaside in its capacity as an underwriter , of the Shares.

“Registration Statement” means the registration statement of the Company, Commission File No. 333-157023, as amended, covering the sale to Seaside, and, to the extent that it is deemed an underwriter under the Securities Act, the resale by Seaside in its capacity as an underwriter, of the Shares.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Seaside Party” shall have the meaning ascribed to such term in Section 4.6.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of Common Stock issued or issuable to Seaside pursuant to this Agreement.

“Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO of the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis).

“Subsequent Closing” means each closing of the purchase and sale of the Common Stock pursuant to Section 2.2.

“Subsequent Closing Date” means the day two weeks subsequent to the prior Closing Date (or, if such day is not a Trading Day, then the first day thereafter that is a Trading Day) commencing on July 6, 2009 and ending on June 7, 2010, or such later dates when all conditions precedent to (i) Seaside’s obligations to purchase the Shares and (ii) the Company’s obligations to deliver the Shares have been satisfied or waived, in each event with respect to such Subsequent Closing.

“Subsidiary” shall have the meaning ascribed to such term in Section 3.1(a).

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means whichever of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the New York Stock Exchange, the NYSE Alternext Exchange, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market.

“Transaction Documents” means this Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

ARTICLE II

PURCHASE AND SALE

2.1           Initial Closing.  On the Initial Closing Date, Seaside shall purchase from the Company, and the Company shall issue and sell to Seaside, 275,000 Shares at the Initial Per Share Purchase Price.  Upon satisfaction or waiver of the conditions set forth in Sections 2.3, 2.4, 2.5 and 2.6, the Initial Closing shall occur on the Initial Closing Date at the offices of White White & Van Etten PC, 55 Cambridge Parkway, Cambridge, MA 02142, or such other location as the parties shall mutually agree.

2.2           Subsequent Closings.  On each Subsequent Closing Date, Seaside shall purchase from the Company, and the Company shall issue and sell to Seaside, 275,000 Shares (subject to Section 2.6 hereof) at the Per Share Purchase Price. Upon satisfaction or waiver of the conditions set forth in Sections 2.3, 2.4, 2.5 and 2.6, each Subsequent Closing shall occur on the applicable Subsequent Closing Date at the offices of White White & Van Etten PC, 55 Cambridge Parkway, Cambridge, MA 02142, or such other location as the parties shall mutually agree.

2.3           Deliveries by the Company.  On each Closing Date, the Company shall deliver or cause to be delivered to Seaside the following:

(a)         275,000 Shares (subject to Section 2.6 hereof), registered in the name of Seaside, via the DTC DWAC system, as specified on the signature pages hereto;

(b)         an officer’s certificate of the Company’s Chief Executive Officer or Chief Financial Officer, in form reasonably acceptable to Seaside, certifying the accuracy in all material respects (without giving effect to any limitation as to “materiality” or “knowledge” set forth therein) of the Company’s representations and warranties made in this Agreement as of the Closing Date and the Company’s performance of the covenants to be performed by it pursuant to this Agreement at or prior to the Closing;  and

(c)         solely on the Initial Closing Date, a legal opinion of Company Counsel, in the form of Exhibit A attached hereto.

2.4           Deliveries by Seaside.   On each Closing Date, Seaside shall deliver or cause to be delivered to the Company an amount equal to (a) the Initial Per Share Purchase Price, with respect to the Initial Closing, or the Per Share Purchase Price, with respect to each Subsequent Closing, multiplied by (b) 275,000 (subject to Section 2.6 hereof), by wire transfer to the account as specified in writing by the Company, in each case less the amount due Seaside for reimbursement of its expenses pursuant to the last sentence of in Section 5.2 hereof.

2.5           Closing Conditions.

(a)           The obligations of the Company hereunder in connection with each Closing are subject to the satisfaction by Seaside, or waiver by the Company, of the following conditions:

(i)           the accuracy in all material respects (without giving effect to any limitation as to “materiality” or “knowledge” set forth therein) on the Closing Date of the representations and warranties of Seaside contained herein;

(ii)           all obligations, covenants and agreements of Seaside required to be performed at or prior to the Closing Date shall have been performed;

(iii)           the delivery by Seaside of the items set forth in Section 2.4 of this Agreement; and

(iv)           the satisfaction of the condition set forth in Section 2.6(a) of this Agreement.

(b)           The obligations of Seaside hereunder in connection with each Closing are subject to the satisfaction by the Company, or the waiver by Seaside, of the following conditions:

(i)           the accuracy in all material respects (without giving effect to any limitation as to “materiality” or “knowledge” set forth therein) on the Closing Date of the representations and warranties of the Company contained herein (as qualified and limited by the Disclosure Schedules, as updated through such Closing Date);

(ii)           all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)           the delivery by the Company of the items set forth in Section 2.3 of this Agreement;

(iv)           the satisfaction of the condition set forth in Section 2.6(a) of this Agreement;

(v)           there shall have been no Material Adverse Effect with respect to the Company since the date hereof that has not been cured by the Company; and

(vi)           from the date hereof to each Closing Date, trading in the Common Stock shall not have been suspended by the Commission and trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of Seaside, makes it impracticable or inadvisable to purchase the Shares at the Closing.

2.6           Cancellation of a Subsequent Closing in Certain Circumstances.

(a)           In the event that the 10-Day VWAP does not equal or exceed the Floor, as calculated with respect to any Subsequent Closing Date, then such Subsequent Closing will not occur.

(b)           In the event that the Company furnishes to Seaside a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company stating that a material development or potential material development involving the Company has occurred which the Company would be obligated to disclose in the Prospectus Supplement, which disclosure would, in the good faith judgment of the Chief Executive Officer or the Board of Directors of the Company, be premature or otherwise inadvisable at such time, then such Subsequent Closing will not occur; provided, however, that the Company will not be permitted to cancel a Subsequent Closing pursuant to this Section 2.6(b) more than four times during the term of this Agreement.

(c)           In the event that a Subsequent Closing is cancelled pursuant to either Section 2.6(a) or (b) hereof, then the number of shares to be sold by the Company, and purchased by Seaside, at the next Subsequent Closing pursuant to this Agreement will be increased by 275,000 Shares to 550,000 Shares for such Subsequent Closing.  For clarification, if two or more consecutive Subsequent Closings are cancelled pursuant to Section 2.6(a) or (b), the number of shares to be purchased and sold at the next Subsequent Closing will be 550,000 Shares, without regard to whether one, two or more Subsequent Closings have been cancelled.  Whenever a Subsequent Closing is cancelled pursuant to Section 2.6(a) or (b), the aggregate number of Subsequent Closings pursuant to this Agreement will be reduced by one, and if two or more consecutive Subsequent Closings are cancelled, then the aggregate number of shares purchased and sold pursuant to this Agreement will be reduced accordingly.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company.  Except as set forth under the corresponding section of the Disclosure Schedules, which Disclosure Schedules may be updated before any Closing and shall be deemed a part hereof, the Company hereby makes the representations and warranties set forth below to Seaside:

(a)         Subsidiaries.  All of the direct and indirect subsidiaries of the Company are listed in the Company’s most recent Annual Report on Form 10-K as modified by any subsequent SEC Reports filed with the SEC (each a “Subsidiary”).  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  If the Company has no subsidiaries, then references in the Transaction Documents to the Subsidiaries will be disregarded.

(b)         Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and, to the knowledge of the Company, no Action has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)         Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and its stockholders and no further action is required by the Company or its stockholders in connection therewith other than in connection with the Required Approvals.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)         No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Shares and the consummation by the Company of the other transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, violate or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary pursuant to, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement (written or oral), credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected, except in the case of each of clauses (ii) and (iii), such as could not reasonably be expected to result in a Material Adverse Effect.

(e)         Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, the Trading Market or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing of the Prospectus Supplement, and (ii) any notice filings or SEC Reports as are required to be made following each Closing Date under applicable federal and state securities laws or under applicable rules and regulations of the Trading Market (collectively, the “Required Approvals”).

(f)         Issuance of the Shares.  The Shares are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.  The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement.  The issuance by the Company to Seaside, and, to the extent that it is deemed an underwriter under the Securities Act, the resale by Seaside in its capacity as an underwriter, of the Shares has been registered under the Securities Act and all of the Shares when delivered will be freely transferable and tradable on the Trading Market by Seaside without restriction (other than any restrictions arising solely from the status, acts or omissions of Seaside).  The Registration Statement is effective and available for the issuance and, to the extent that it is deemed an underwriter under the Securities Act, the resale by Seaside in its capacity as an underwriter, of the Shares thereunder and the Company has not received any notice that the Commission has issued or intends to issue a stop-order with respect to the Registration Statement or that the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so.  The “Plan of Distribution” section under the Registration Statement as supplemented by the Prospectus Supplement permits the issuance and sale and, to the extent that it is deemed an underwriter under the Securities Act, the resale by Seaside in its capacity as an underwriter, of the Shares hereunder.

(g)         Capitalization.  The capitalization of the Company is as set forth in the Registration Statement.  The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plan and pursuant to the conversion or exercise of outstanding Common Stock Equivalents.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as disclosed in the SEC Reports or Schedule 3.1(g), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents.  Except as disclosed in the SEC Reports or Schedule 3.1(g), the issue and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than Seaside) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.  All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws and requirements of the Trading Market, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder or the Board of Directors of the Company is required for the issuance and sale of the Shares, other than the Required Approvals.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)         SEC Reports; Financial Statements.  The Company has filed or furnished all reports, schedules, forms, statements and other documents required to be filed or furnished by it under the Securities Act and the Exchange Act (including all required exhibits thereto), including pursuant to Section 13(a) or 15(d) thereof, for the 12 months preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, as amended and including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) and any notices, reports or other filings pursuant to applicable requirements of the Trading Market on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

(i)         Material Changes.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, except as has been reasonably cured by the Company, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses, and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting except as otherwise required pursuant to GAAP, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company), and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option and incentive plans.

(j)         Litigation.  Except as disclosed in the SEC Reports, there is no action, suit, notice of violation, or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been and, to the knowledge of the Company, there is not currently pending, any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such).  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act and, to the Company’s knowledge, no proceeding for such purpose is pending before by the Commission.

(k)         Compliance.  Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would reasonably be expected to result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority or the Trading Market, including without limitation all foreign, federal, state and local laws applicable to its business, except in each case as would not have a Material Adverse Effect.

(l)         Listing and Maintenance Requirements.  The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.  The Company is, and immediately after the consummation of the transactions contemplated hereby will be, in compliance with all such listing and maintenance requirements.

(m)           Application of Takeover Protections.  The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to Seaside as a result of Seaside and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Shares and Seaside’s ownership of the Shares.

(n)         Disclosure.  The Company confirms that neither the Company nor any officer, director or employee of the Company acting on its behalf (as such term is used in Regulation FD) has provided Seaside or its agents or counsel with any information that the Company believes may constitute material, non-public information except insofar as the existence and terms of the proposed transactions hereunder may constitute such information.  The Company understands and confirms that Seaside will rely on the foregoing representations and covenants in effecting transactions in securities of the Company.  All written disclosure provided to Seaside regarding the Company, its business and the transactions contemplated hereby furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The Company acknowledges and agrees that Seaside does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(o)         Effective Registration Statement.  The Registration Statement has been declared effective by the Commission and the Company knows of no reason why the Registration Statement will not continue to remain effective for the foreseeable future.  The Company is eligible to use Form S-3 registration statements for the issuance of securities.

(p)         Acknowledgment Regarding Seaside’s Purchase of Shares.  The Company acknowledges and agrees that Seaside is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby.  The Company further acknowledges that Seaside is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by Seaside or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to Seaside’s purchase of the Shares.  The Company further represents to Seaside that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(q)         Approvals.  The issuance and listing on the Trading Market of the Shares requires no further approvals, including but not limited to, the approval of stockholders.

(r)         Intellectual Property.  The Company possesses such right, title and interest in and to, or possesses adequate rights to use, all such patents, patent rights, trade secrets, inventions, know-how, trademarks, trade names, copyrights, service marks and other proprietary rights (“Intellectual Property”) as are material to the conduct of the Company’s business except Intellectual Property the failure of which to possess would not have a Material Adverse Effect.  Except as disclosed in the SEC Reports, the Company has not received any notice of infringement, misappropriation or conflict from any third party as to such that has not been resolved or disposed of, which infringement, misappropriation or conflict would if adversely decided individually or in the aggregate have a Material Adverse Effect.  To the Company’s knowledge, it has not infringed, misappropriated, or otherwise conflicted with Intellectual Property of any third parties, which infringement, misappropriation or conflict would individually or in the aggregate have a Material Adverse Effect.

(s)         Permits.  The Company has made all filings, applications and submissions required by, and possesses all approvals, licenses, certificates, certifications, clearances, consents, exemptions, marks, notifications, orders, permits and other authorizations issued by, the appropriate federal, state or foreign regulatory authorities necessary to own or lease its properties or to conduct its businesses (collectively, “Permits”), except for such Permits the failure of which to possess, obtain or make the same would not reasonably be expected to have a Material Adverse Effect; and the Company has not received any written notice of proceedings relating to the limitation, revocation, cancellation, suspension, modification or non-renewal of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, and has no reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

3.2           Representations and Warranties of Seaside.  Seaside hereby makes the representations and warranties set forth below to the Company:

(a)         Organization; Authority.  Seaside is a limited partnership duly organized, validly existing and in good standing under the laws of the state of Florida, with full right, power and authority to own and use its properties and assets and to carry on its business as currently conducted and to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder or thereunder.  The execution, delivery and performance by Seaside of the transactions contemplated by this Agreement and each other Transaction Document have been duly authorized by all necessary action on the part of Seaside and no such further action is required.  Each Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by Seaside, and, when delivered by Seaside in accordance with the terms thereof, will constitute the valid and legally binding obligation of Seaside, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)         Experience of Seaside.  Seaside, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.  Seaside is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(c)         Short Sales.  Seaside has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with Seaside, engaged in any Short Sales involving the Company’s securities or otherwise sought to hedge its position in the securities of the Company through the date hereof.

(d)         Limited Ownership.  The purchase by Seaside of the Shares issuable to it at the Closings will not result in Seaside (individually or together with any other Person with whom Seaside has identified, or will have identified, itself as part of a “group” in a public filing made with the Commission involving the Company’s securities) acquiring, or obtaining the right to acquire, in excess of 19.999% of the outstanding shares of Common Stock or the voting power of the Company on a post-transaction basis that assumes that all Closings contemplated by this Agreement shall have occurred.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

4.1           No Transfer Restrictions.  Certificates evidencing the Shares shall not contain any legend restricting their transferability by Seaside.  The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent if required by the Company’s transfer agent to effect a transfer of any of the Shares; such opinion shall be provided by the Company’s counsel at no expense to Seaside.

4.2           Furnishing of Information.  As long as Seaside owns Shares, the Company covenants to use best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  As long as Seaside owns Shares that are “restricted securities” as that term is defined in Rule 144 that it has owned for less than one year in accordance with Rule 144(d), if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to Seaside and make publicly available in accordance with Rule 144(c) such information as is required for Seaside to sell the Shares under Rule 144.

4.3           Securities Laws Disclosure; Publicity.  The Company shall, by 9:00 a.m. Eastern time on the Trading Day following the date hereof file a Current Report on Form 8-K which attaches as exhibits all agreements relating to this transaction, in each case reasonably acceptable to Seaside, if Seaside is readily available to review such Form 8-K in a timely manner, disclosing the material terms of the transactions contemplated hereby.

4.4           Shareholders Rights Plan.  No claim will be made or enforced by the Company or, with the consent of the Company, any other Person that Seaside is an “Acquiring Person” or similar designation under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that Seaside could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Shares under the Transaction Documents or under any other agreement between the Company and Seaside.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

4.5           Non-Public Information.  The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide Seaside or its agents or counsel with any information that the Company believes constitutes material non-public information.  The Company understands and confirms that Seaside shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.6           Indemnification of Seaside.  Subject to the provisions of this Section 4.6, the Company will indemnify and hold Seaside and its directors, officers, stockholders, partners, members, employees, agents and Affiliates (each, a “Seaside Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation reasonably incurred in connection with defending or investigating any suit or action in respect thereof to which any Seaside Party may become a party under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, liabilities, obligations, claims, contingencies, damages, costs and expenses arise out of or are based on (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus Supplement, or (b) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the Company will not be liable in any such case to the extent that any such liability, obligation, claim, contingency, damage, cost or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by and regarding Seaside expressly for inclusion therein.  If any action shall be brought against any Seaside Party in respect of which indemnity may be sought pursuant to this Agreement, such Seaside Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing.  Any Seaside Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Seaside Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Seaside Party.  The Company will not be liable to any Seaside Party under this Agreement (i) for any settlement by a Seaside Party effected without the Company’s prior written consent, which consent shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent, that a loss, claim, damage or liability is attributable to any Seaside Party’s breach of any of the representations, warranties, covenants or agreements made by Seaside in this Agreement or in the other Transaction Documents.

           4.7           Listing of Common Stock.  The Company hereby agrees that (a) if the Company applies to have the Common Stock traded on any Trading Market other than its current Trading Market, it will include in such application all of the Shares and will take such other action as is necessary to cause all of the Shares to be listed on such other Trading Market as promptly as possible, and (b) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on such Trading Market or Markets and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such Trading Market or Markets.

4.8           Stockholder Approval.  The Company shall not issue shares of Common Stock or Common Stock Equivalents, if such issuance would require stockholder approval pursuant to applicable rules of the Trading Market, unless and until such stockholder approval is obtained.

4.9           Short Sales.  Seaside covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will execute any Short Sales in the securities of the Company from the date hereof until the final Subsequent Closing contemplated hereby.

4.10           Prospectus Supplement.  The Company will use its best efforts to file the Prospectus Supplement in accordance with the requirements of Rule 424 promulgated under the Securities Act on or before the Initial Closing Date and, if required, before each Subsequent Closing Date.

ARTICLE V

MISCELLANEOUS

5.1           Termination.  This Agreement may be terminated:

(a)         by Seaside by written notice to the Company, if the Initial Closing has not been consummated on or before June 25, 2009;

(b)         by the Company, upon at least 30 days’ prior written notice, after the twelfth Subsequent Closing and prior to the thirteenth Subsequent Closing pursuant to this Agreement; or

(c)         by mutual written agreement of the Company and Seaside.

provided however that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

5.2           Fees and Expenses.  Except as otherwise set forth in this Agreement and as set forth in this Section 5.2 below, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all stamp and other taxes and duties levied in connection with the delivery of the Shares.  Notwithstanding the foregoing, at the Initial Closing and each Subsequent Closing, the Company shall reimburse Seaside for the fees and expenses of its counsel, White White & Van Etten PC, in an amount equal to $3,500.

5.3           Entire Agreement.  The Transaction Documents, together with the exhibits and Disclosure Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (Eastern time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (Eastern time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by

U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5           Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Seaside or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.7           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Seaside.  Seaside may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company.

5.8           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.6.

5.9           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  The parties hereby waive all rights to a trial by jury.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10           Survival.  The representations and warranties herein shall survive the Closings and delivery of the Shares.

5.11           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile or email transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email signature page were an original thereof.

5.12           Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.13           Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever Seaside exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then Seaside may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.14           Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, Seaside and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of the obligations set forth herein and hereby agree to waive in any such action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15           Payment Set Aside.  To the extent that either party hereto makes a payment or payments to the other party hereto pursuant to any Transaction Document or enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the other party, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.16           Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Cytori Therapeutics, Inc.	Address for Notice:
By: /s/ Mark E. Saad Name: Mark E. Saad Title: CFO	3020 Callan Road San Diego, CA 92121 Attention: Chief Executive Officer Fax: (858) 458-0994
With a copy to (which shall not constitute notice):	DLA Piper LLP (US) 4365 Executive Drive, Suite 1100 San Diego, CA 92121-2133 Attention: Jeffrey T. Baglio, Esq. Fax: (858) 638-5058

Seaside 88, LP By: Seaside 88 Advisors, LLC	Address for Notice:
By: /s/ William J. Ritger Name: William J. Ritger Title: Manager	750 Ocean Royale Way Suite 805 North Palm Beach, FL 33408 Attention: William J. Ritger and Denis M. O’Donnell, M.D. Fax: 866-358-6721
With a copy to (which shall not constitute notice):	White White & Van Etten PC 55 Cambridge Parkway Cambridge, MA 02142 Attention: David A. White, Esq. Fax: 617-225-0205

DWAC Instructions for Common Stock:

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